UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2016

  _________________________

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2015, Viveve Medical, Inc. (the “Company”) held its 2015 Annual and Special Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders approved, among other things, a reverse stock split of the Company's common stock at a ratio up to 1-for-10, such ratio to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”). The Board approved the Reverse Stock Split at a ratio of 1-for-8, such Reverse Stock Split to be effective at 5:00 pm EST on April 15, 2016. The Reverse Stock Split was proposed in connection with the Company’s application for listing its common stock on the NASDAQ Capital Market. There is no assurance that the Company’s listing application will be approved by NASDAQ.

On April 12, 2016, the Company filed Articles of Amendment to its Articles of Continuation (the “Amendment”) with the Registrar of the Yukon Territory, which will effect the Reverse Stock Split on April 15, 2016 at 5:00 pm EST, to be reflected by the Financial Industry Regulatory Authority on the OTCQB on Monday, April 18, 2016.

As a result of the Reverse Stock Split, every eight (8) shares of the Company's issued and outstanding common stock, no par value will be converted into one (1) share of common stock, no par value, reducing the number of issued and outstanding shares of the Company's common stock from approximately 60,000,000 to approximately 7,500,000.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company's common stock not evenly divisible by eight, will have the number of post-reverse split shares of the Company's common stock to which they are entitled rounded up to the nearest whole number of shares of the Company's common stock. No stockholders will receive cash in lieu of fractional shares.

The above description of the Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01 Other Events

On April 14, 2016, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number                                 Description

3.1            Articles of Amendment to the Articles of Continuance of Viveve Medical, Inc.

99.1          Press release dated April 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: April 14, 2016	By:	/s/ Patricia Scheller
Patricia Scheller Chief Executive Officer

Exhibit Index

Exhibit Number                                 Description

3.1            Articles of Amendment to the Articles of Continuance of Viveve Medical, Inc.

99.1          Press release dated April 14, 2016